Exhibit 10.8

DEBT PURCHASE AGREEMENT

Dated as of July 3, 2023

This Debt Purchase Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and between (i) Ohmyhome Limited, a Cayman Islands company (the “Buyer”), (ii) WONG KOK HOE (the “Seller”), and (iii) Ohmyhome Property Inc. (the “Company”), a Philippine company. Each of the Buyer, the Seller, and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company owes a debt of $1,986,287.50 (the “Debt Amount”) to the Seller.(the “Debt”);

WHEREAS, the Buyer wishes to purchase the Debt owed by the Company to the Seller, and the Seller is willing to sell, assign, and transfer the Debt to the Buyer, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Purchase and Sale

1.1 Purchase and Sale of Debt: The Buyer agrees to purchase, and the Seller agrees to sell, assign, transfer, and convey to the Buyer, all rights, title, and interest in the Debt Amount owed by the Company to the Seller. The Debt is described in Schedule A attached hereto.

1.2 Purchase Price: The purchase price for the Debt shall be $1,986,287.50 (the “Purchase Price”). The Buyer shall make payment of the Purchase Price to the Seller in accordance with the payment terms specified in this Agreement.

2.	Closing and Payment Terms

2.1 Payment of Purchase Price: The Purchase Price shall be paid by the Buyer to the Seller (or its delegated recipient) as a lump sum payment within 3 days of the signing of this Agreement.

The parties shall agree upon the payment schedule and method in writing.

2.2 Buyer Closing Deliverables:

a)	The Purchase Price.

2.3 Seller Closing Deliverables:

a)	Upon receipt of the Purchase Price, the Seller shall provide the Buyer with all necessary documents and information to evidence the transfer of the Debt.

3.	Representations and Warranties

Representations and Warranties of the Buyer:

a)	Organization and Authority of Buyer: Buyer is a company duly organized, validly existing, and in good standing under the Laws of the Cayman Islands. Buyer has full corporate power and authority to enter into this Agreement and the other transaction documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other transaction document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each transaction document constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

b)	No Conflicts or Consents: The execution, delivery, and performance by Buyer of this Agreement and the other transaction documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or governmental order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any person or require any permit, license, or governmental order.

4.	Covenants and Obligations

4.1 Confidentiality: The Parties shall keep all information related to this Agreement and the Debt confidential and shall not disclose it to any third party, except as required by law or with the prior written consent of the other Parties.

4.2 Further Assurances: The Parties agree to execute any additional documents and take any further actions necessary to give effect to the transactions contemplated by this Agreement.

5.	Governing Law and Jurisdiction

This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the laws of Singapore, and for all purposes shall be construed in accordance with the laws of Singapore, without giving effect to the choice of law provisions.

6.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings or agreements, whether written or oral, relating to the subject matter herein.

7.	Severability

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

8.	Amendment and Modification; Waiver

This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

9.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Debt Purchase Agreement as of the Effective Date.

Ohmyhome Property Inc.

By	/s/ Herzon Garlan
Herzon Garlan
Director

WONG KOK HOE

By	/s/ Wong Kok Hoe
Wong Kok Hoe

Ohmyhome Limited

By	/s/ Rhonda Wong
Rhonda Wong
Chief Executive Officer

SCHEDULE A

Name of the Seller	Total Principal Amount Payable by the Company (“Purchase Price”)	Due Date
Wong Kok Hoe	USD 1,986,287.50	March 31, 2023